Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of __________ __, 2021, entered into by and between EZRaider Co., a Florida corporation (the “Company”), and the Buyer(s) set forth on the signature pages affixed hereto (individually, a “Buyer” or collectively, the “Buyers”),

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, and the Buyers shall purchase from the Company (the “Note Offering”), up to a maximum of $300,000 principal amount (the “Maximum Amount”) of the Company’s 6% Unsecured Promissory Notes (the “Notes”), at a purchase price of 100% (par) (the “Purchase Price”), the total Purchase Price to be allocated amongst the Buyer(s) in the respective amounts set forth on the Buyer Omnibus Signature Page(s) affixed hereto (the “Subscription Amount”); and

WHEREAS, the entire outstanding principal amount of the Notes, and any accrued and unpaid interest due thereon, shall be repayable in full upon the sooner to occur of: (i) 120 days from the date of issuance, or (ii) the Company’s completion of an offering of equity securities (or other Company securities convertible, exercisable or exchangeable for the Company’s equity securities) in the aggregate amount of at least $500,000 (the “Qualified Offering”); and

WHEREAS, no minimum principal amount of Notes is required to be sold to complete the Note Offering; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a)           Purchase of Notes. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at the Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at the Closing, Notes in principal amounts set forth on the Buyer Omnibus Signature Page, attached hereto as Annex A, for each Buyer affixed hereto. The Notes shall be substantially in the form attached as Exhibit A to this Agreement. Upon a Buyer’s execution of this Agreement on the Buyer Omnibus Signature Page and Buyer’s completion of the Accredited Investor Certification, the Investor Profile, the Anti-Money Laundering Information Form and if applicable, the Wire Transfer Authorization (each attached hereto), the Buyer shall wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in same-day funds, in accordance with the instructions set forth immediately below.

Wire Instructions

Bank Name:	_______________
Bank Address:	____________________ ____________________
ABA/Routing #:	__________
SWIFT Code:	__________
Account Name:	_______________
Account Number:	__________
FFC:	EZRAIDER CO.
MUST INCLUDE THE SUBSCRIBER’S NAME

Accounting Contact: _______________; telephone: __________; email: _______________

(b)           Closing Date. The initial closing of the purchase and sale of the Notes (the “Closing”) shall take place at 10:00 a.m. New York time on or before the fifth (5th) business day following the satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such other date as is mutually agreed to by the Company and the Buyer(s)). There may be multiple Closings until such time as subscriptions for the sale of the Notes up to the Maximum Amount are accepted (the date of any such Closing is hereinafter referred to as a “Closing Date”). Each Closing shall occur on a Closing Date at the offices of The Crone Law Group, P.C., 500 Fifth Avenue, Suite 938, New York, New York 10110 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c)           Acceptance of Subscriptions. Each Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part. If the subscription is rejected in whole or the offering of the Notes is terminated, all funds received by the Company from the Buyer will be promptly returned without interest or offset, and this subscription shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extend this subscription was accepted. Subject to the satisfaction of the terms and conditions of this Agreement, upon receipt by the Company of the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date, the Company shall promptly deliver to the Buyer(s), the Notes, duly executed on behalf of the Company.

(d)           Issuance of Incentive Shares. In order to further induce the Buyers to purchase the Notes, each Buyer shall receive shares of the Company’s common stock (“Shares”) in an amount calculated as follows:

A      =      (B ÷ C) X D

with:

A =      the number of Shares to be received by the Buyer

B =       the Buyer’s Subscription Amount

C =       $300,000

D =       30,000

(e)           Offering Period. The Note Offering will be conducted through November 30, 2021, and may be extended by the Company, in its sole discretion, for up to an additional sixty calendar days.

(f)            Right to Increase Maximum Amount. The Company, in its sole discretion, may determine to increase the Maximum Amount of the Note Offering above the present Maximum Amount of $300,000.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:

(a)           Investment Purpose. The Buyer is acquiring the Notes and Shares (the Note and Shares being hereinafter referred to collectively as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b)           Residence of Buyer. The Buyer resides in the jurisdiction set forth on the Buyer Omnibus Signature Page affixed hereto.

(c)           Accredited Investor Status. The Buyer meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D, for the reason set forth on the Accredited Investor Certification attached hereto.

(d)           Accredited Investor Qualifications. The Buyer (i) if a natural person, represents that the Buyer has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Notes, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.

(e)           Buyer Relationship with Brokers. The Buyer’s substantive relationship with a broker, if any, for the transactions contemplated hereby or subagent thereof (collectively, “Brokers”) through which the Buyer may be subscribing for the Notes predates such Broker’s contact with the Buyer regarding an investment in the Notes.

(f)            Solicitation. The Buyer is unaware of, is in no way relying on, and did not become aware of the Notes Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Notes and is not subscribing for the Notes and did not become aware of the Notes Offering through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a person not previously known to the Buyer in connection with investments in securities generally.

(g)           Brokerage Fees. Except as otherwise provided herein, the Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

(h)           Buyer’s Advisors. The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Notes to evaluate the merits and risks of an investment in the Notes and the Company and to make an informed investment decision with respect thereto.

(i)            Buyer Liquidity. The Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time, and after purchasing the Notes the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. The Buyer must bear and acknowledges the substantial economic risks of the investment in the Notes including the risk of illiquidity and the risk of a complete loss of this investment.

(j)            High Risk Investment. The Buyer is aware that an investment in the Notes and Shares involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes and Shares. Buyer acknowledges that, among other things, the Notes are unsecured.

(k)           Reliance on Exemptions. The Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(l)            Information. The Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Buyer requested and deemed material to making an informed investment decision regarding Buyer’s purchase of the Notes. Each Buyer and its Advisors have been afforded the opportunity to review such documents and materials and the information contained therein. Each Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management. Each Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and make no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, the Buyer understands and represents that he is purchasing the Notes notwithstanding the fact that the Company and its subsidiaries may disclose in the future certain material information the Buyer has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its Advisors shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

(m)          No Other Representations or Information. In evaluating the suitability of an investment in the Notes and Shares, the Buyer has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement and the Notes.

(n)           No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or Shares, or the fairness or suitability of the investment in the Notes or Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Notes or Shares.

(o)           Transfer or Resale. Each Buyer understands that: (i) the Notes and Shares have not been and may not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Notes or Shares, nor can there be any assurance that the Notes or Shares will be freely transferable at any time in the foreseeable future.

(p)           Legends. Each Buyer understands that the certificates or other instruments representing the Notes and Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(q)           Organization and Standing of Buyer. If the Buyer is an entity, it is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. If the Buyer is an individual, he or she is at least the greater of (a) eighteen (18) years of age or (b) the age of legal majority in his or her jurisdiction of residence.

(r)            Authorization, Enforcement. The Buyer has the requisite power and authority to enter into and perform under this Agreement and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of this Agreement by such Buyer, and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Buyer or Buyer’s Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Buyer and, upon execution of this Agreement by the other parties hereto constitute, shall constitute when executed and delivered, a valid and binding obligation of such Buyer enforceable against such Buyer in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(s)           No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by such Buyer of the transactions contemplated hereby, or relating hereto, do not and will not (i) if the Buyer is not an individual, result in a violation of such Buyer’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Buyer). Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to purchase the Notes in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(t)            Receipt of Documents. Each Buyer, its counsel and/or its Advisors, have received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Buyer has received answers to all questions such Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(u)           Status as a Former Shell Company. Each Buyer understands that the Company is a former “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company ceased to be a “shell company” on September 14, 2021, and filed Form 10 type information under cover of Form 8-K on September 20, 2021. Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after such company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, such company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(v)           Confidentiality. Each Buyer acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Notes. The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Notes, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

(w)          No Legal Advice from the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors. Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(x)            No Group Participation. Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the Notes and Shares.

(y)           Reliance. Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in this Agreement and the related summary term sheet and transmittal letter, if any. The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes. Within five (5) days after receipt of a request from the Company or any Broker, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

(z)            (For ERISA plan Buyers only). The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Buyer fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(aa)          Anti-Money Laundering; OFAC.

[The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations. The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer’s identity to OFAC. The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deem it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.

(b)           Authorization, Enforcement, Compliance with Other Instruments. (i) The Company, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Note and all other documents and agreements to which it is a party contemplated thereby or necessary or desirable to effect the transaction contemplated thereby (collectively the “Transaction Documents”), and to issue the Notes in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes have been duly authorized by the Company’s Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)           Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $0.0001 per share. As of the date hereof the Company has 41,070,000 shares of Common Stock issued and outstanding. All of the outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement except as set forth in the Company’s filings with the SEC (the “Company SEC Filings”), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of such Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, and (iv) there are no outstanding registration statements. Except as set forth in the Company SEC Filings, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes as described in this Agreement. The Notes and the Shares, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Notes). No co-sale right, right of first refusal or other similar right exists with respect to the Notes or Shares, or the issuance and sale thereof. Except as set forth in the Company SEC Filings, the issue and sale of the Notes and Shares will not result in a right of any holder of securities of the Company to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Buyer true and correct copies of the Company’s Articles of Incorporation, as and in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

(d)           Issuance of Securities. The Notes and Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.

(e)           No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws of the Company, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for any notice, consent or waiver the absence of which would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding two sentences have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)            Absence of Litigation. Except as set forth in the Company SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

(g)           Acknowledgment Regarding Buyer’s Purchase of the Notes. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes and Shares. The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(h)           No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.

(i)            No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes under the Securities Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j)            Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not party to any collective bargaining agreement. The Company’s employees are not members of any union, and the Company’s relationship with its employees is good.

(k)           Intellectual Property Rights. The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

(l)            Environmental Laws.

(i)                    The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii)                  To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

(iii)                The Company (i) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (ii) is in compliance with all terms and conditions of any such permit, license or approval.

(m)          Title. The Company does not own any real or personal property.

(n)           Internal Accounting Controls. Except as set forth in the Company SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as set forth in the Company SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)           No Material Adverse Breaches, etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(p)           Tax Status. The Company has made and filed all U.S. federal and state, income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)           Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r)            Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s)           Reliance. The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.

(t)            Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any Broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of the Brokers’ Fee to the Brokers, as applicable.

4.            COVENANTS.

(a)           Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Form D. The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes and Shares, or obtain an exemption for the Notes and Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c)           Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for the purposes set forth on Annex B.

(d)           Resales Absent Effective Registration Statement. Each of the Buyers understands and acknowledges that (i) the Transaction Documents will, if applicable, require the Company to issue and deliver the Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) Buyer is aware that resales of such Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

(e)           Indemnification of Buyers. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Notes hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes and Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact by the Company or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Indemnitee against the Company or others, and any liabilities the Company may be subject to pursuant to law.

5.            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and Shares to the Buyer(s) at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)           Each Buyer shall have executed this Agreement and completed and executed the Accredited Investor Certification, the Investor Profile and the Anti-Money Laundering Information Form and delivered them to the Company.

(b)           The Buyer(s) shall have delivered to the Company the Purchase Price for Notes in respective amounts as set forth on the signature page(s) affixed hereto by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided in Section 1(a) hereof.

(c)           The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the applicable Closing Date.

6.            CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer(s) hereunder to purchase the Notes at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions:

(a)          The representations and warranties of the Company contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

(b)         The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Notes and issuance of the Shares and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

(c)         The Buyers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers.

(d)         The Company shall have executed and delivered to the Buyers the Notes in the respective amounts set forth on the Buyer Omnibus Signature Pages affixed hereto.

(e)         The Company shall have delivered to the Buyers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Notes, certifying the current versions of its Articles of Incorporation and By-laws (or equivalent documents) and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the first Closing Date, unless any information contained in the certificate has changed.

7.            GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

(b)           Irrevocable Subscription. Each of the Buyers hereby acknowledges and agrees that the subscription hereunder is irrevocable by such Buyer, except as required by applicable law, and that this Agreement shall survive the death or disability of the Buyer and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Buyer is more than one person, the obligations of the Buyer hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

(c)           Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)            Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g)           Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(h)           Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile or electronic mail; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

EZRaider Co. 1303 Central Ave S, Unit D Kent, WA 98032 Attention: Moshe Azarzar, CEO Telephone: 833.724.3378

With a copy to:	The Crone Law Group, P.C. 500 Fifth Avenue, Suite 938 New York, NY 10110 Attention: Eric Mendelson Telephone: 917.538.1775

If to the Buyer(s), to its address and facsimile number set forth on the Buyer Omnibus Signature Page affixed hereto. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(i)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement and its rights and obligations hereunder and under the Notes to an affiliated entity without the consent of any Buyer if simultaneously therewith the affiliated entity assumes the obligations of the Company under this Agreement.

(j)            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)           Survival. Unless this Agreement is terminated under Section 7(n), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 7 shall survive the Closing for a period of twelve (12) months following the date on which all of the Notes are repaid in full. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(l)            Publicity. The Company shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

(m)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)           Termination. In the event that the initial Closing shall not have occurred with respect to the Buyers on or before thirty (30) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party by providing five (5) days’ written notice to such breaching party of the non-breaching party’s intent to terminate this Agreement (and if the non-breaching party is the Buyer, to also withdraw its subscription) at the close of business on such date without liability of any party to any other party.

(o)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(p)           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate).

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

EZRAIDER CO.

By:
Name: Moshe Azarzar
Title: Chief Executive Officer

BUYERS:
The Buyers executing the Omnibus Signature Page attached hereto as Annex A and the documents annexed thereto and delivering the same to the Company or their agents shall be deemed to have executed this Securities Purchase Agreement and agreed to the terms hereof.

ANNEX A

Buyer Omnibus Signature Page

to

Securities Purchase Agreement

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of ____________ ___,5 2021 (the “Securities Purchase Agreement”), between the undersigned, EZRaider Co. (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, and (ii) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Securities Purchase Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase US$____________ principal amount of Notes (to be completed by the Buyer) under the Securities Purchase Agreement. In connection with such purchase of Notes, the Buyer shall receive __________ Shares of the Company’s common stock.

BUYER (individual)	BUYER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:

Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

DATED: ________________________

5 Will reflect the Closing Date. Not to be completed by Buyer.